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EXHIBIT 1

                          AGREEMENT REGARDING JOINT FILING


     The undersigned, John C. Lorentzen and Penney Fillmer, agree that this First Amendment to Schedule 13D, dated as of August 24, 1998 with respect to Northwest Teleproductions, Inc. is being filed on behalf of each of them individually.

/s/ John C. Lorentzen
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/s/ Penney L. Fillmer
_____________________